Exhibit 10.26

SETTLEMENT, WAIVER, and RELEASE AGREEMENT

This Settlement, Waiver, and Release Agreement (the “Agreement”), effective as of the last date signed below (the “Effective Date”), is entered into by and between Beeline Financial Holdings, Inc., a corporation with an office at 188 Valley Street, Suite 225, providence Rhode Island 02909 (“Beeline”), Eastside Distilling Inc., a corporation with a corporate address of 55 Main Street, Bldg 4, Monroe, Connecticut 06468 (“Eastside” or the “Company”) (Beeline and Eastside are referred to as the “Company Parties”), and Joseph Gunnar & Co., LLC, a limited liability company with an office at 40 Wall Street, 30th Floor, New York, New York 10005 (“Gunnar.”) Gunnar, Beeline, and Eastside are each a “Party” and are collectively the “Parties.”

WHEREAS, Gunnar is a licensed broker-dealer registered with the Securities and Exchange Commission under Section 15 of the Securities Exchange Act of 1934 engaged in the business of providing, inter alia, financial advisory and securities placement services for compensation;

WHEREAS, Gunnar, Eastside and Beeline entered into a letter of engagement dated as of July 18, 2024 (the “July 18 Agreement”) and Gunnar and Eastside entered into a letter of engagement dated as of July 9, 2024 (the “July 9 Agreement, and together with the July 18 Agreement, the “Terminated Agreements”) under which Gunnar agreed to provide certain advisory and other services for compensation consisting of cash and securities of Eastside due on or before December 31, 2024;

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WHEREAS, under the July 18 Agreement Eastside and Beeline granted Gunnar, inter alia, a right of first refusal to act as “Agent” for any subsequent “Strategic Transaction” or lead managing underwriter and book runner or exclusive placement agent during an eighteen (18) month period and under the July 9 Agreement Eastside granted Gunnar, inter alia, a right of first refusal to act as investment banker, lead managing underwriter and sole book runner, exclusive placement agent, or exclusive advisor, whichever applicable and at Gunnar’s sole discretion, for each and every public and private equity and debt offering and business combination during a twelve (12) month period (such rights under the Agreements, the “ROFR”), and certain “Tail” compensation rights (the “Tail”);

WHEREAS, payment to Gunnar of the balance due of consideration under the Terminated Agreements, specifically $100,000 cash and 250,000 shares of Eastside’s Series G Convertible Preferred Stock (the “Series G”) convertible into 250,000 shares of the common stock, par value $0.0001 per share, of Eastside (the “Common Stock”), was deferred until December 31, 2024 (the “Deferred Compensation”);

WHEREAS, a dispute has arisen between the Parties concerning the Terminated Agreements and the Parties deem it in their best interests to terminate the Terminated Agreements (other than those provisions specifically noted herein that will survive termination for the periods set forth) and the relationship of the Parties, including, without limitation, the ROFR and the Tail, upon the payment of the Deferred Compensation as forth herein;

WHEREAS, the Parties desire to settle and resolve all disputes and claims, including all claims actually asserted and which could have been asserted by them under the Terminated Agreements or otherwise, them amicably and without the need for litigation to avoid the costs and uncertainty of litigation, upon the terms and conditions set forth hereafter.

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NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Settlement Consideration. Upon payment of the Deferred Compensation on or prior to December 31, 2024 in the amount of One Hundred Thousand Dollars ($100,000.00) by wire transfer by Eastside to the account designated by Gunnar and instructions to Eastside’s transfer agent to issue in book entry form to Gunnar Two Hundred Fifty Thousand (250,000) shares of Eastside Series G (the “Shares”) (collectively, the “Settlement Consideration”), the releases set forth in Section 5(a) shall take effect.

2. Default. In the event that the Deferred Compensation is not timely paid, Gunnar may issue a notice of default to Eastside. Upon issuance of such notice, the Company shall cure any Default within three (3) business days of such notice. Should the Company fail to cure such default within such time, Gunnar shall have the right to enforce the terms of this Agreement in a Court of competent jurisdiction and Gunnar shall be entitled to recover from the Company all costs, expenses, and fees, including but not limited to reasonable attorneys’ fees, incurred in the enforcement of this Agreement.

3. Waiver of Rights Under the Engagement Letter and Revocation of Waiver. In consideration of the payment of the Deferred Compensation as set forth herein, Gunnar hereby waives all rights under the Terminated Agreements, including, without limitation, all ROFR and Tail rights. the Terminated Agreements.

4. Representations and Warranties and Covenants Gunnar. This Agreement and the issuance and grant of the Shares hereunder is made by the Company Parties in reliance upon the express representations and warranties of Gunnar, which by acceptance hereof Gunnar confirms that:

(a) The Shares granted to Gunnar pursuant to the Terminated Agreements are being acquired by Gunnar for its own account, for investment purposes, and not with a view to, or for sale in connection with, any distribution of the Shares or the underlying Common Stock. It is understood that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of exemption from the registration provisions of the Securities Act which depends, among other things, upon the bona fide nature of his representations as expressed herein;

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(b) The Shares and the underlying Common Stock must be held by Gunnar unless they are subsequently registered under the Securities Act and any applicable state securities laws, or an exemption from such registration is available. The Company is under no obligation to register the Shares or the underlying Common Stock or to make available any such exemption;

(c) Gunnar further represents that Gunnar has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition and to obtain additional information reasonably necessary to verify the accuracy of such information;

(d) (i) Unless and until the Shares and the underlying Common Stock are registered under the Securities Act, all certificates representing the Shares or the underlying Common Stock and any certificates subsequently issued in substitution therefore and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE ‘SECURITIES ACT’) OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

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(ii)  The legend set forth above shall be removed, and Eastside shall issue a certificate without such legend to the transferee of the Shares or the underlying Common Stock represented thereby, if, unless otherwise required by state securities laws, (A) such Shares have been sold under an effective registration statement under the Securities Act, (B) in connection with a sale, assignment or other transfer, such holder provides Eastside with an opinion of counsel, reasonably acceptable to Eastside, to the effect that such sale, assignment or transfer is being made pursuant to an exemption from the registration requirements of the Securities Act, or (C) such holder provides Eastside with reasonable assurance that the Securities are being sold, assigned or transferred pursuant to Rule 144 or Rule 144A under the Securities Act.

(e) Gunnar is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.\

(f) Piggyback Registration Rights. If, after the date of the Agreement, there is not an effective registration statement under the Securities Act covering the Registrable Securities (as defined below) and Eastside shall determine to prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement relating to an offering for its own account or the account of others of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), or their then equivalents, and other than a registration statement filed pursuant to the Registration Rights Agreement dated on or about November 14, 2024 or pursuant to other registration rights which preclude the inclusion of the Registrable Securities, (as applicable a “Registration Statement”), then the Company shall give notice to Gunnar of its determination to do so and be required to include in such Registration Statement the Registrable Securities issued or issuable to Gunnar from Eastside hereunder. Eastside shall use its best efforts to cause any Registration Statement to be declared effective by the Commission as promptly as is possible following it being filed with the Commission and to remain effective until all of the Registrable Securities subject thereto have been sold. The Registrable Securities shall be included in a Registration Statement upon the terms and conditions of the relevant registration rights agreement (or any similar agreement), if any. All fees and expenses incident to the performance of or compliance with this section by Eastside shall be borne by Eastside whether or not any of the Registrable Securities are sold pursuant to the Registration Statement. If not all of the Registrable Securities are included in a Registration Statement filed by Eastside, Eastside shall continue to have the right to include any Registrable Securities not included in the Registration Statement in any subsequent Registration Statement(s) as may thereafter be filed by Eastside.

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(g) “Registrable Securities” means any of the shares of Eastside’s Common Stock underlying the Shares or any securities issued or issuable as (or any securities issued or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, shares of Eastside’s Common Stock; provided, however, that Registrable Securities shall not include any securities of the Company that have previously been registered and remain subject to a currently effective registration statement or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Section 5 are not assigned.

(h) Notwithstanding anything herein to the contrary, Eastside shall not be under any obligation to issue the Shares or the underlying Common Stock or register any Registrable Securities unless and until it is lawfully able to do so under its Articles of Incorporation and in accordance with the rules and regulations of The Nasdaq Stock Market, LLC.

5. Releases.

(a) Release by Gunnar. Upon the full payment of the Settlement Consideration and other good and valuable consideration, the sufficiency, extent, and validity of which is hereby acknowledged, Gunnar, for itself and its past, present, and future parents, subsidiaries, affiliates, agents, employees, partners, successors, servants, representatives, members, managers, directors, affiliates, subsidiaries, parent companies, member companies, predecessors and successors, assigns, and all persons or entities claiming by, through, or under them, hereby releases and forever discharges, except as provided in Section 5(c) below, the Company Parties and their respective representatives, heirs, insurers, successors, employees, attorneys, companies in which it is the sole owner, and all persons acting for, by, through, under, or in concert with any of them, from any and all manner of action and actions, fees, liens, extents, executions, rights to subrogation, rights to contribution, interest, defenses, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, promises, variances, penalties, demands, warranties, judgments, executions, claims, demands, causes of action, controversies, damages, losses, costs, expenses, of any nature whatsoever, including any claim for attorneys’ fees or costs, and all other liabilities whatsoever, in law and in equity, known or unknown, which Gunnar ever had, now has, or can, shall, or may have, against the Company Parties, whether asserted or which could, may, or might have been asserted, whether now or hereafter accrued, liquidated or unliquidated, suspected or unsuspected, contingent or otherwise, whether or not known to the Parties at the time this Agreement is executed, arising from events that occurred from the beginning of the world through the date hereof, except to the extent of any obligations that either Company Party has, and any rights that Gunnar has, under this Agreement.

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(b) Release by the Company Parties. Upon execution of this agreement, and for good and valuable consideration, the sufficiency, extent and validity of which are hereby acknowledged, each Company Party, for itself (including Beeline and Eastside), and its past, present and future affiliates, agents, employees, partners, successors, assigns, servants, representatives, predecessors and successors, heirs, insurers, successors, employees, attorneys, companies in which it is the sole owner, and all other persons or entities claiming by, through or under them, hereby releases and forever discharges Gunnar and its parents, subsidiaries, affiliates, agents, employees, partners, successors, assigns, servants, representatives, members, managers, directors, affiliates, subsidiaries, parent companies, member companies, predecessors and successors, assigns, and all persons or entities claiming by, through, or under them, from any and all manner of action and actions, fees, liens, extents, executions, rights to subrogation, rights to contribution, interest, defenses, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, promises, variances, penalties, demands, warranties, judgments, executions, claims, demands, causes of action, controversies, damages, losses, costs, expenses, of any nature whatsoever, including any claim for attorneys’ fees or costs, and all other liabilities whatsoever, in law and in equity, known or unknown, which the Company Party ever had, now has, or can, shall, or may have, against Gunnar, whether asserted or which could, may, or might have been asserted, whether now or hereafter accrued, liquidated or unliquidated, suspected or unsuspected, contingent or otherwise, whether or not known to the Parties at the time this Agreement is executed, arising from events that occurred from the beginning of the world through the date hereof, except to the extent of any obligations that Gunnar has, and any rights that the Company Party has, under this Agreement.

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(c) Exclusions From Releases. Notwithstanding the foregoing mutual releases, the Parties agree that any indemnification language contained in the Terminated Agreements shall remain in full force and effect and shall not be superseded, supplanted, terminated, or released by this Agreement.

6. Non-Disparagement. The Parties shall not, directly or indirectly, at any time, adversely affect or disparage the reputation, prestige, value, image, or impression of the other Party, or the other Party’s officers, directors, affiliates, personnel, products, brands, or related companies, by words, actions, or other communications, or by any omissions to speak, act or, otherwise communicate, or in any other manner whatsoever.

7. Notices. All notices, consents, waivers or other communications required or permitted to be given hereunder shall be delivered by either overnight mail or by email, to the respective Party to whom such notice, consent, waiver or other communication relates at the following addresses, or to such subsequent addresses of which the Parties so notify each other:

If to Gunnar:

Stephan A. Stein

Joseph Gunnar & Co., LLC

40 Wall Street, 30th Floor

New York, New York 10005

SStein@jgunnar.com

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with a copy (which shall not, in itself, constitute valid notice) to:

Ross D. Carmel, Esq.

Sichenzia Ross Ference Carmel, LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

RCarmel@srfc.law

If to the Company:

Eastside Distilling, Inc.
755 Main Street, Building 4, Suite 3

Monroe, CT 06468
Att: Geoffrey Gwin

GGwin@Eastsidedistilling.com

And

Beeline Financial Holdings, Inc.
188 Valley Street, Suite 225
Providence, RI 02909

Att: Nick Liuzza
Nick@Makeabeeline.com

with a copy (which shall not, in itself, constitute valid notice) to:

Law Office of Harvey Kesner, P.C.

305 Broadway, Suite #700

New York, NY 10007

Harvey@hkesnerlaw.com

8. Assigns. This Agreement will be binding at all times on and inure to the benefit of the Parties and their respective owners, parents, subsidiaries, affiliates, agents, employees, partners, successors, heirs, and assigns.

9. No Waiver. A Party’s waiver of any breach, dispute, disagreement, difference, or controversy hereunder shall not be construed as a waiver of other or future breaches, disputes, disagreements, differences, or controversies. Such waiver must be communicated in writing and signed by the Party that is waiving compliance.

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10. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral, written, express, and/or implied agreements and discussions between or among them. The Parties acknowledge and agree that there are no covenants, conditions, agreements, or understandings between or among them with respect to the subject matter hereof, except as expressly set forth in this Agreement. This Agreement may not be changed, modified, amended, or supplemented, except in a writing signed by both Parties that expressly references this Agreement.

11. Acknowledgment and Consultation with Legal Counsel. Each Party represents that (a) it has read this Agreement in its entirety, (b) its entry into this Agreement has been of its own free will and accord, (c) it has all of the required power, capacity, and authority to enter into, execute, and perform this Agreement, (d) the signatory of this Agreement for that Party has the full right, power, and authority to execute this Agreement on behalf of that Party, and (e) it has received the advice of legal counsel of its own choosing regarding the form, substance, and effect of this Agreement. This Agreement shall be deemed to have been written jointly by the Parties, and ambiguities shall not be construed against either Party by reason of that Party having drafted all or any part of this Agreement.

12. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together constitute one and the same agreement. For purposes of this Agreement, faxed, PDF, and photocopied signatures shall be considered original signatures.

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13. Governing Law and Jurisdiction. This Agreement, including all claims, contractual, tortious, or otherwise, shall be governed by the laws of the State of New York, United States of America, without regard to conflict of law principles. Any controversy or claim arising out of or relating to this Agreement shall be litigated exclusively in the Courts of the State of New York. The Parties consent and agree to such Courts as the sole and exclusive forum for any and all controversies or claims arising out of or related to this Agreement. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are an improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery to such party at the address in effect for notices to it in this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

14. Severability. If any term of this Agreement or the application of any term of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, all provisions, covenants, and conditions of this Agreement and all of their applications not held invalid, void, or unenforceable shall continue in full force and effect and shall not be affected, impaired, or invalidated in any way.

15. No Admission. This Agreement constitutes a compromise of disputed claims, and neither the making of this Agreement nor the performance of the obligations of this Agreement shall constitute an admission by either of the Parties and/or any of their companies or related companies, successors, heirs, beneficiaries, estates and assigns and/or agents, employees or representatives of any wrongdoing or liability and is being entered into solely for the purpose of economic expediency.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

JOSEPH GUNNAR & CO., LLC

By:	/s/ Stephan Stein
Stephan Stein, President

Date:	December 31, 2024

BEELINE FINANCIAL HOLDINGS, INC.

By:	/s/ Nick Liuzza
Nick Liuzza, Chief Executive Officer

Date:	December 31, 2024

EASTSIDE DISTILLING INC.

By:	/s/ Geoffrey Gwin
Geoffrey Gwin, Chief Executive Officer

Date:	December 31, 2024

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